REMINGTON ARMS COMPANY, INC. PENSION AND RETIREMENT PLAN

January 1, 2001 Restatement

TABLE OF CONTENTS
PREAMBLE

ARTICLE I
DEFINITIONS

1.1	Plan Definitions	3
1.2	Construction	13

ARTICLE II
HOURS OF SERVICE

2.1	Crediting of Hours of Service	14
2.2	Determination of Non-Duty Hours of Service	15
2.3	Allocation of Hours of Service to Service Computation Periods	16
2.4	Department of Labor Rules	17

ARTICLE III
SERVICE & CREDITED SERVICE

3.1	Service and Credited Service Prior to January 1, 2001	18
3.2	Service and Credited Service On or After January 1, 2001	18
3.3	Transfers	19
3.4	Retirement or Termination and Reemployment	19
3.5	Finality of Determinations	20

ARTICLE IV
ELIGIBILITY FOR PARTICIPATION

4.1	Participation	21
4.2	Termination of Participation	21
4.3	Participation Upon Reemploymen	21
4.4	Finality of Determinations	21

ARTICLE V
NORMAL RETIREMENT

5.1	Eligibility	22
5.2	Amount	22
5.3	401(a)(17) Fresh Start Adjustments	23
5.4	Minimum Benefits	23
5.5	Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date	23
5.6	Payment	24
5.7	Reduction of Normal Retirement Benefit for Benefits Payable Under Other Plans	24

ARTICLE VI
EARLY RETIREMENT

6.1	Eligibility	26
6.2	Amount	26
6.3	Payment	27

ARTICLE VII
VESTED RIGHTS

7.1	Vesting	28
7.2	Eligibility for Deferred Vested Retirement Benefit	28
7.3	Amount of Deferred Vested Retirement Benefit	28
7.4	Payment	29
7.5	Election of Former Vesting Schedule	29

ARTICLE VIII
ANCILLARY DISABILITY BENEFIT

8.1	Eligibility	31
8.2	Amount	31
8.3	Payment	31
8.4	Termination of Ancillary Disability Benefit Prior to Normal Retirement Date	32
8.5	Service Crediting While Receiving Ancillary Disability Benefit	32

ARTICLE IX
FORMS OF PAYMENT

9.1	Normal Form of Payment	33
9.2	Optional Forms of Payment	34
9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary	35
9.4	Notice Regarding Forms of Payment	35
9.5	Election Period	36
9.6	Spousal Consent Requirements	37
9.7	Death Prior to Annuity Starting Date	37
9.8	Effect of Reemployment on Form of Payment	38

ARTICLE X
SURVIVOR BENEFITS

10.1	Eligibility for Qualified Preretirement Survivor Annuity	39
10.2	Amount of Qualified Preretirement Survivor Annuity	39
10.3	Payment of Qualified Preretirement Survivor Annuity	39

ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS

11.1		Suspension of Benefits	41
11.2		Exception to Suspension of Benefits Rule	41
11.3		Non-Alienation of Retirement Rights or Benefits	41
11.4		Payment of Benefits to Others	42
11.5		Payment of Small Benefits; Deemed Cashout	42
11.6		Direct Rollovers	42
11.7		Limitations on Commencement	43
11.8		Post Age 70 1/2 Payments	44
11.9		Offset to Accrual After Normal Retirement Date	44
11	.10Missing	Persons	45
11	.11Benefits	Payable in Whole Dollars	45

ARTICLE XII
MAXIMUM RETIREMENT BENEFITS

12.1	Definitions	46
12.2	Maximum Limitation on Annual Benefits	46
12.3	Manner of Reduction	47

ARTICLE XIII
PENSION FUND

13.1	Pension Fund	48
13.2	Contributions by the Employers	48
13.3	Expenses of the Plan	48
13.4	No Reversion	48
13.5	Forfeitures Not to Increase Benefits	49
13.6	Change of Funding Medium	49

ARTICLE XIV
ADMINISTRATION

14.1	Authority of the Sponsor	50
14.2	Action of the Sponsor	50
14.3	Claims Review Procedure	51
14.4	Qualified Domestic Relations Orders	52
14.5	Indemnification	52
14.6	Actions Binding	52

ARTICLE XV
ADOPTION BY OTHER ENTITIES

15.1	Adoption by Affiliated Companies	53
15.2	Effective Plan Provisions	53

ARTICLE XVI
AMENDMENT& TERMINATION OF PLAN

16.1		Sponsor's Right of Amendment	54
16.2		Termination of the Plan	54
16.3		Adjustment of Allocation	55
16.4		Assets Insufficient for Allocation	55
16.5		Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2	56
16.6		Allocations Resulting in Discrimination	56
16.7		Residual Assets	56
16.8		Meanings of Terms	56
16.9		Payments by the Funding Agent	57
16	.10Residual	Assets Distributable to the Employers	57
16	.11Withdrawal	of an Employer	57

ARTICLE XVII
MISCELLANEOUS

17.1	No Commitment as to Employment	58
17.2	Claims of Other Persons	58
17.3	Governing Law	58
17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination	58
17.5	Merger, Consolidation, or Transfer of Plan Assets	58
17.6	Funding Agreement	59
17.7	Benefit Offsets for Overpayments	59
17.8	Internal Revenue Requirements	59
17.9	Veterans Reemployment Rights	60

ARTICLE XVIII
TOP-HEAVY PROVISIONS

18.1	Top-Heavy Plan Definitions	61
18.2	Applicability of Top-Heavy Plan Provisions	63
18.3	Top-Heavy Vesting	63
18.4	Minimum Top-Heavy Benefit	63
18.5	Exclusion of Collectively-Bargained Employees	64

PREAMBLE

The Remington Arms Company, Inc. Pension and Retirement Plan, originally effective as of December 1, 1993, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a defined benefit pension plan under Code Section 401(a). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Except as otherwise specifically provided in the Plan, this amended and restated Plan shall be effective as of January 1, 2001, and the rights of any person who did not have an Hour of Service under the Plan on or after January 1, 2001, shall generally be determined in accordance with the terms of the Plan as in effect on the date for which he was last credited with an Hour of Service.

Notwithstanding the foregoing, the following special effective dates shall apply:

(a)	The provision protecting veterans re-employment rights in Article XVII is effective December 12, 1994.

(b)	Elimination of the combined limit on defined benefit and defined contribution plans under Code Section 415(e) is effective for limitation years beginning on and after January 1, 2000.

(c)	The definition of “Required Beginning Date” in Article I is effective January 1, 2001.

(d)	The definition of “Highly Compensated Employee” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(e)	Elimination of family aggregation from the definition of “Earnings” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(f)	The change in the definition of “leased employee” in the definition of “Employee” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(g)	The change in the anti-alienation provisions in Section 11.3 to exclude certain judgments is effective August 5, 1997.

(h)	The increase in the cashout limitation from $3,500 to $5,000 in Section 11.5 is effective April 1, 1999.

(i)

The change in the definition of “Actuarial Equivalent” in Article I to provide the mortality table and interest rate required for determining present values under Code Section 417(e), as amended by GATT, is effective December 1, 1995.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Accrued Benefit under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his Accrued Benefit on the day immediately preceding the effective date.

Any sample amendment adopted by the Sponsor prior to this amendment and restatement for purposes of complying with EGTRRA shall continue in effect after this amendment and restatement.

ARTICLE I

DEFINITIONS

1.1 Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)	An “Active Participant” means a Participant who is accruing Credited Service under the Plan in accordance with the provisions of Article III.

(b)

A Participant’s “Accrued Benefit” as of any date means the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and his Average Annual Earnings determined as of that date.

(c)

The “Actuarial Equivalent” of a value means the actuarial equivalent determined using the 1983 Group Annuity Mortality Table for male lives and the interest rate specified in Appendix A to the Plan, except that in determining present value of a single sum payment, the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

In no event shall the Actuarially Equivalent value of an Eligible Transferred Employee’s Accrued Benefit be less than the actuarial equivalent of his benefit accrued under the Prior Plan as of November 30, 1993, using the mortality, interest, and other factors specified in the Prior Plan.

For a Participant who has reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on the immediate annuity payable to the Participant as of his Annuity Starting Date. For a Participant who has not yet reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on a deferred annuity payable commencing at Normal Retirement Date. For purposes of this paragraph, immediate and deferred annuities will be in the normal form applicable to unmarried Participants under Section 9.1 of the Plan.

(d)

The “Actuary” means an independent actuary selected by the Sponsor, who is an enrolled actuary as defined in Code Section 7701(a)(35), or a firm or corporation of actuaries having such a person on its staff, which person, firm, or corporation is to serve as the actuarial consultant for the Plan.

(e)	The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

(f)	An “Affiliated Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.

(g)

A Participant’s, or Beneficiary’s, if the Participant has died, “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.

If a Participant whose Annuity Starting Date has occurred is reemployed by an Employer or an Affiliated Company resulting in a suspension of benefits in accordance with the provisions of Section 11.1, for purposes of determining the form of payment of such Participant’s benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant’s reemployment. Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred on or after the Participant’s Normal Retirement Date. Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred prior to the Participant’s Normal Retirement Date.

(h)     A Participant’s “Average Annual Earnings” means the greater of:

(1)	his highest average annual Earnings received for any 36 consecutive calendar months (or the Participant’s period of employment, if shorter) during his final ten years of Credited Service; or

(2)

his highest average annual Earnings based on his total Earnings for the number of full calendar years and, if necessary, fractions of total Earnings for partial calendar years, sufficient to obtain Earnings for an aggregate period of Credited Service equal to three years, taking into account only calendar years in the Participant’s final ten years of Credited Service. For purposes of this paragraph (2), calendar years of Earnings shall be selected starting with the calendar year in which the Participant’s average Earnings per month is the highest and taking in turn calendar years of successively lower average Earnings per month. A fraction of total Earnings for a calendar year shall be determined by multiplying the Participant’s average Earnings per month for such year by the number of months needed to yield an aggregate amount of Credited Service equal to three full years.

(i)	A Participant’s “Beneficiary” means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.

(j)     A “Break in Service” with respect to any Employee means the following:

(1)

With respect to Service, any Service Computation Period during which he completes fewer than 501 Hours of Service, except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer pursuant to its uniform leave policy, if his employment is not otherwise terminated during the period of such absence.

(2)

With respect to Credited Service, any 12-consecutive-month period beginning on his Employment Severance Date and anniversaries of such date in which he does not complete an Hour of Service (as defined in paragraph (a) of Section 2.1)

(k)

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section shall include (i) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.

(l)

A Participant’s “Credited Service” means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article III.

(m)

The “Earnings” of a Participant for any period means all categories of pay identified in Appendix C as includable compensation plus 50 percent of any Incentive Compensation Award granted to the Participant in any calendar year except any Incentive Compensation Award that is deferred at the election of the Participant; provided, however, that effective for awards received on and after January 1, 1999, Incentive Compensation Awards that are used to acquire deferred shares on the exercise of stock purchase rights under the Stock Purchase Agreement shall not be treated as deferred, but the value of such shares shall be treated as cash incentive compensation for purposes of the Plan. In addition, effective October 4, 2002, Earnings shall include the imputed lost wages corresponding to hours on or after October 4, 2002 during which the Participant is engaged in business on behalf of the UMWA in his capacity as a local union officer or committee member, in lieu of hours for which he would have been scheduled to work for an Employer as an Employee. Determination and notice of such hours shall be made by the Local Union of the UMWA and provided to the Administrator.

For purposes of determining a Participant’s Earnings hereunder, the term “Incentive Compensation Award” means any incentive compensation award granted to an employee under any incentive compensation plan (including, effective January 1, 1991, those paid in Deferred Share grants) established by the Sponsor or RACI Holdings, Inc. that is approved by the Board of Directors of the Committee with due authority to grant and approve such awards. The value of each award will be divided evenly over the period of a Participant’s Credited Service, to the extent such award is attributable to such service, for the award year or years, except in the case of Deferred Share Incentive Compensation Award grants. Incentive Compensation Awards that are paid in the form of Deferred Shares will be considered part of the Incentive Compensation Award at the time the Deferred Shares are granted and not at the time the Deferred Shares are exercised.

        Notwithstanding the foregoing, Earnings shall not include the following:

(1)

Allowances in connection with transfer of employment (i.e., relocation expenses), compensation in connection with termination of employment (including severance pay), other special payments, and any other category of pay identified as excludable compensation in Appendix C.

(2)

Awards and payments under any gain sharing program, the Special Compensation Plan of the Prior Employer, the former Dividend Union Plan of the Prior Employer, any similar plan of the Prior Employer or any of its affiliates, any similar plan of an Employer or any Affiliated Company, or any equity based or stock option programs, except, effective January 1, 1999, in the case of Incentive Compensation Awards paid in the form of Deferred Shares as provided above.

(3)

The greater of (i) 50 percent of the Prior Employer Incentive Compensation Award or (ii) any deferred Prior Employer Incentive Compensation Award. The term “Prior Employer Incentive Compensation Award” means, with respect to Eligible Transferred Employees and subject to the transfer of assets from the Prior Plan to the Plan, the total award value, if any, approved by the Compensation Committee of the Board of Directors of the Prior Employer under the Incentive Compensation Plan of the Prior Employer. The value of each award will be divided evenly over the period of a Participant’s Credited Service for the award year to the extent the award is attributable to such service.

Only Incentive Compensation Awards for the 120 months preceding retirement or termination of employment with the Employers will be taken into account in computing Average Annual Earnings.

Earnings of a Participant who is an Eligible Transferred Employee shall be determined treating amounts paid to him by the Prior Employer before December 1, 1993 as amounts paid by an Employer.

In no event, however, shall the Earnings of a Participant taken into account under the Plan for any 12-consecutive-month period (the “limitation period”) exceed (1) $200,000 for limitation periods beginning before January 1, 1994, or (2) $150,000 for limitation periods beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for limitation periods beginning in such calendar year.

(n)

An “Eligible Transferred Employee” means any Employee who (1) became an Employee in connection with and effective upon the consummation of the transactions contemplated by the Asset Purchase Agreement dated November 27, 1993 between the Sponsor, E.I. DuPont de Nemours and Company, and Sporting Goods Properties, Inc. (the “Asset Purchase Agreement”), (2) was a participant in the Prior Plan on November 30, 1993, and (3) did not elect to retire and commence payment of pension benefits under the Prior Plan in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement.

(o)

An “Employee” means any person who is characterized by his Employer as an employee of the Employer other than the following: (1) any employee who is covered under the terms of a collective-bargaining agreement, unless the agreement provides for his coverage under the Plan; (2) any employee covered under the terms of a collective-bargaining agreement who is hired on or after September 13, 1997; (3) any employee other than an employee covered under the terms of a collective-bargaining agreement who is hired on or after June 1, 1996; and (4) any employee who is employed at a location other than a covered location identified in Appendix D, unless such employee transferred from employment at a covered location identified in Appendix D to employment at such other location. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

For purposes of the Plan with respect to the provisions of Code Sections 401(a)(3), (4), (7) and (16), and 408(k), 410, 411, 415 and 416, any “leased employee,” other than an excludable leased employee, shall be treated as an employee of an Employer or any other Affiliated Company; provided, however, that no “leased employee” shall become an Employee or shall accrue a benefit hereunder based on service as a “leased employee”.

A “leased employee” means any person who performs services for an Employer or an Affiliated Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

(p)	An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XV.

(q)

An Employee’s “Employment Commencement Date” means the date he first completes an Hour of Service (as defined in paragraph (a) of Section 2.1) or, in the case of an Employee who has incurred an Employment Severance Date, the first date following his Employment Severance Date on which he again completes an Hour of Service (as defined in paragraph (a) of Section 2.1).

(r)

An Employee’s “Employment Severance Date” means the earlier of (a) the date on which he retires, dies, or his employment as an Employee is otherwise terminated or (b) the first anniversary of the date on which he is absent from work with all Employers as an Employee for any other reason; provided, however, that the following special rules shall apply:

(1)

An Employee’s Employment Severance Date shall not occur if he is absent from work with his Employer on account of service with the armed forces of the United States, he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994, and he returns to work with an Employer within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his Employment Severance Date shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

(2)

An Employee’s Employment Severance Date shall not occur if he is absent from work because of disability until the earliest of (i) the date as of which ancillary disability benefits become payable to the Employee in accordance with the provisions of Article VIII, (ii) the date he recovers from disability, unless he promptly returns to employment as an Employee, (iii) his Annuity Starting Date, or (iv) his Normal Retirement Date.

(3)

An Employee’s Employment Severance Date shall not occur if he is absent because of directed or authorized leave of absence; provided, however, that if the Employee does not return to work at the end of such leave, he shall be considered to have terminated employment on the day following expiration of such leave and his Employment Severance Date shall occur as of such date in accordance with the provisions of (a) above.

Notwithstanding the foregoing, if a person retires, dies, or his employment as an Employee is otherwise terminated during a period in which he is absent from work with all Employers for any reason other than service with the armed forces of the United States, his Employment Severance Date shall be the date of such retirement, death, or other termination of employment.

(s)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(t)

The “Funding Agent” means the person or persons which at the time shall be designated, qualified, and acting under the Funding Agreement and shall include (i) any trustee for a trust established pursuant to the Funding Agreement, (ii) any insurance company that issues an annuity or insurance contract pursuant to the Funding Agreement, or (iii) any person holding assets in a custodial account pursuant to the Funding Agreement. The Sponsor may designate a person or persons other than the Funding Agent to perform any responsibilities of the Funding Agent under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Funding Agent shall not be liable for the performance of such person in carrying out such responsibilities except as otherwise provided by ERISA. The term Funding Agent shall include any delegate of the Funding Agent as may be provided in the Funding Agreement.

(u)

The “Funding Agreement” means the agreement entered into between the Sponsor and the Funding Agent relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a trust, a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets; provided, however, that any custodial account or contract established hereunder meets the requirements of Code Section 401(f).

(v)	A “Highly Compensated Employee” means any Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Affiliated Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from the Employers and Affiliated Companies during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)). The dollar amount in (ii) shall be pro-rated for any Plan Year of fewer than 12 months.

A “highly compensated former employee” includes any Employee who (i) separated from service from an Employer and all Affiliated Companies (or is deemed to have separated from service from an Employer and all Affiliated Companies) prior to the Plan Year, (ii) performed no services for an Employer or any Affiliated Company during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

        For purposes of this definition, the following terms have the following meanings:

(1)	An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(2)	The “look back year” means the 12-month period immediately preceding the Plan Year.

(w)	An “Hour of Service” with respect to any Employee means an hour which is determined and credited as such in accordance with the provisions of Article II.

(x)

A Participant’s “Normal Retirement Date” means, for purposes of benefit eligibility, the later of (i) the date on which he attains age 65 or (ii) the fifth anniversary of the date he commenced participation in the Plan and for all other purposes, the first day of the month coinciding with or immediately following such date.

(y)	A “Participant” means any person who becomes eligible to participate in the Plan in accordance with the provisions of Article IV and who retains an Accrued Benefit under the Plan.

(z)	The “Pension Fund” means the fund or funds maintained under the Funding Agreement for purposes of accumulating contributions made by the Employers and paying benefits under the Plan.

(aa)

The “Plan” means this Remington Arms Company, Inc. Pension and Retirement Plan, established effective December 1, 1993, as amended and restated by this instrument, with all amendments, modifications, and supplements hereafter made.

(bb)

A “Plan Year” means the following: (1) for periods prior to December 1, 1995, the 12-consecutive-month period ending each November 30; (2) the period beginning December 1, 1995 and ending December 31, 1995; and (3) each 12-consecutive-month period ending December 31 thereafter.

(cc)

A Participant’s “Primary Social Security Benefit” means the primary old age benefit to which the Participant would be immediately entitled (if age 62 or over at the date of determination) or to which he would be entitled at age 62 (if younger than age 62 at the date of determination), in accordance with the Federal Social Security Act in effect on January 1 of the year of his retirement or termination and based on his actual earnings on which his Employer (or any other company to the extent that employment therewith is recognized in computing a benefit under this Plan) has paid taxes under the Federal Insurance Contributions Act. In determining the Primary Social Security Benefit for purposes of the Plan, the Participant shall be treated as fully insured under the Federal Social Security Act. For years for which the Sponsor has no record of the Participant’s actual earnings, an estimate will be calculated by projecting backwards from the last known year using rates equal to the actual changes in national earnings, as determined by the Social Security Administration. However, the Participant may elect to have his Primary Social Security Benefit calculated using his actual earnings, provided he supplies documentation of such earnings from the Social Security Administration within 90 days following the later of the date of his separation from service and the date he is notified by the Sponsor of his entitlement to a benefit. If the benefit is then in pay status, the benefit shall be retroactively increased or decreased from the Annuity Starting Date to reflect the use of actual Social Security earnings.

(dd)

The “Prior Employer” means E.I. DuPont de Nemours and Company and/or any wholly owned subsidiary or part thereof that had adopted the Prior Plan as of November 30, 1993, pursuant to the provisions of the Prior Plan or, in the case of an Eligible Transferred Employee who had accrued a benefit under the Employee Retirement Plan of Consol Inc. as of November 30, 1993, Consol Inc.

(ee)

The “Prior Plan” means the E.I. DuPont de Nemours and Company Pension and Retirement Plan, as in effect on November 30, 1993, or, with respect to an Eligible Transferred Employee who had accrued a benefit under the Employee Retirement Plan of Consol Inc. as of November 30, 1993, such Employee Retirement Plan of Consol Inc.

(ff)

A “Qualified Joint and Survivor Annuity” is an immediate annuity payable to the Participant for his life with a survivor benefit payable upon the death of the Participant to the Participant’s Spouse (determined as of his Annuity Starting Date) for the remainder of such Spouse’s lifetime. The amount of the survivor benefit payable under a Qualified Joint and Survivor Annuity shall be equal to at least 50 percent of the amount the Participant was receiving on his date of death.

(gg)	A “Qualified Preretirement Survivor Annuity” is an annuity payable to the surviving Spouse of a Participant for such Spouse’s life as provided in Article X.

(hh)

A Participant’s “Required Beginning Date” means the April 1 following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) the date the Participant retires; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Code Section 416(i), with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.

(ii)	A Participant’s “Service” means his period of service for purposes of determining his eligibility for a benefit under the Plan, as computed in accordance with the provisions of Article III.

(jj)	A “Service Computation Period” means the 12-month period used for determining an Employee’s years of Service.

The Service Computation Period for determining an Employee’s years of Service is the 12-consecutive month period beginning on the date he first completes an Hour of Service and anniversaries of that date.

(kk)	The “Sponsor” means Remington Arms Company, Inc., and any successor thereto.

(ll)	A Participant’s “Spouse” means the person who is the Participant’s lawful spouse.

(mm)

A “Transferred Employee” means an Employee who (1) became an Employee of the Sponsor in connection with, and effective upon, the consummation of the transactions contemplated by the Asset Purchase Agreement dated as of November 24, 1993 between the Sponsor, E.I. DuPont de Nemours and Company, and Sporting Goods Properties, Inc. (the “Asset Purchase Agreement”), (2) was a participant in the Prior Plan eligible to retire thereunder as of November 30, 1993, and (3) elected to retire and commence to receive payment of his pension benefit under the Prior Plan in connection with the consummation of the Asset Purchase Agreement.

1.2 Construction

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
HOURS OF SERVICE

2.1 Crediting of Hours of Service

An Employee shall be credited with an Hour of Service under the Plan for:

(a)

Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer as an Employee; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours.

(b)

Each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties as an Employee are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Service Computation Period); provided, further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers’ Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him.

(c)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other paragraph of this Section shall be subject to the limitations set forth therein and, if applicable, in Section 2.4.

(d)

Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of service with the armed forces of the United States, up to a maximum of eight hours per day and 40 hours per week, but only if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer within the period during which he retains such reemployment rights.

(e)

Each hour on or after March 4, 2003 for which he would have been scheduled to work for an Employer during the period of time that he is engaged in business on behalf of the UMWA in his capacity as a local union officer or committee member. Determination and notice of such hours shall be made by the Local Union of the UMWA and provided to the Administrator.

(f)

Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth or adoption of such child, up to a maximum of eight hours per day and 40 hours per week so that, when added to Hours of Service credited under any other paragraph of this Section, he shall be credited with not fewer than 501 total Hours of Service under the Plan for the Service Computation Period in which his absence commenced or the immediately following Service Computation Period; provided, however, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period immediately following the Service Computation Period in which his absence from employment commenced only if he is not credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced.

(g)

Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would be scheduled to work for an Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer following such leave.

Notwithstanding anything to the contrary contained in this Section, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.

2.2 Determination of Non-Duty Hours of Service

In the case of a payment which is made or due from an Employer on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(a)

In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

(b)

In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation immediately prior to the period to which the payment relates.

(c)

Notwithstanding the provisions of paragraphs (a) and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service that is greater than the number of regularly scheduled working hours during such period.

(d)

If an Employee is without a regular work schedule, the number of “regularly scheduled working hours” shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.

For the purpose of crediting Hours of Service for a period during which an Employee performs no duties, a payment shall be deemed to be made by or due from an Employer (i) regardless of whether such payment is made by or due from an Employer directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

2.3 Allocation of Hours of Service to Service Computation Periods

Hours of Service credited under Section 2.1 shall be allocated to the appropriate Service Computation Period as follows:

(a)	Hours of Service described in paragraph (a) of Section 2.1 shall be allocated to the Service Computation Period in which the duties are performed.

(b)	Hours of Service credited to an Employee for a period during which an Employee performs no duties shall be allocated as follows:

(1)

Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(2)

Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, or, if such period extends beyond one Service Computation Period, such Hours of Service shall be allocated equally between the first two such Service Computation Periods.

(3)

Hours of Service credited to an Employee for a period of absence during which the Employee performs no duties and for which no payment is due from his Employer shall be allocated to the Service Computation Period or Periods during which such absence occurred.

(4)

Hours of Service credited to an Employee because of an award or agreement for back pay shall be allocated to the Service Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Service Computation Period in which the award, agreement, or payment is made.

2.4 Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to Service Computation Periods, are hereby incorporated into the Plan by reference.

ARTICLE III
SERVICE CREDITED SERVICE

3.1 Service and Credited Service Prior to January 1, 2001

Each person who is an Employee on or after January 1, 2001, shall be credited with Service and Credited Service for purposes of the Plan for periods prior to such date equal to the Service and Credited Service with which he had been credited in accordance with the Plan provisions in effect immediately prior to such date.

With respect to Eligible Transferred Employees and Transferred Employees, the following special rules shall apply with respect to employment with the Prior Employer prior to December 1, 1993:

(a)

An Eligible Transferred Employee shall be credited with Service and Credited Service for all purposes under the Plan for employment with the Prior Employer prior to December 1, 1993 equal to his service taken into account under the Prior Plan for such period.

(b)

A Transferred Employee shall be credited with Service under the Plan for employment with the Prior Employer prior to December 1, 1993 equal to his service taken into account under the Prior Plan for such period. A Transferred Employee shall be credited with Credited Service under the Plan solely for purposes of determining whether deferred vested retirement benefits may commence prior to Normal Retirement Date under Section 7.4 and the applicable reduction under paragraph (a) of Section 7.3, for employment with the Prior Employer prior to December 1, 1993 equal to his service taken into account under the Prior Plan for such period.

3.2 Service and Credited Service On or After January 1, 2001

Each person who is an Employee on or after January 1, 2001, shall be credited with Service and Credited Service with respect to periods of employment on or after such date, for purposes of the Plan as follows:

(a)	He shall be credited with a year of Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.

(b)

Subject to any limitations set forth in Article V, he shall be credited with Credited Service for the period beginning on the later to occur of (i) January 1, 2001 or (ii) his Employment Commencement Date and ending on his Employment Severance Date. Credited Service shall be computed in completed full years treating each 365 days of Credited Service as a completed full year of Credited Service. Credited Service shall be calculated without regard to any absence during which an Employee would have been scheduled to work for an Employer, but during which he is engaged in business on behalf of the UMWA in his capacity as a local union officer or committee member.

(c)

In addition, he shall be credited with Credited Service for his period of absence from work after his Employment Severance Date if he returns to work with an Employer as an Employee within 12 months of his most recent date of absence from employment for any reason.

3.3 Transfers

Notwithstanding the foregoing, Service and Credited Service credited to a person shall be subject to the following:

(a)

Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be credited with Service, but not Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

(b)

Any person who transfers from employment with an Employer as an Employee directly to other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be deemed by such transfer not to lose his Service or Credited Service, and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Employer or any other Affiliated Company, at which time he shall become entitled to benefits if he is otherwise eligible therefore under the provisions of the Plan; provided, however, that except as specifically provided in (c) below, up to such time he shall receive credit only for Service, but not for Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

(c)

Notwithstanding the provisions of paragraph (b), any person who transfers from employment as an Employee at a location listed in Appendix D to employment with the Employer at a location that is not listed in Appendix D shall be credited with Credited Service for employment at such location as if such other employment were employment with the Employer as an Employee.

3.4 Retirement or Termination and Reemployment

If an Employee retires or otherwise terminates employment with the Employers and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment. If such retired or former Employee is reemployed by an Employer or any Affiliated Company, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:

(a)	he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; or

(b)

he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and either (i) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

Notwithstanding the foregoing, if such retired or former Employee incurred a one-year Break in Service following his prior retirement or other termination of employment, his prior Service shall not be aggregated with his subsequent Service unless he completes a year of Service following his return to employment.

Notwithstanding any other provision of this Section, if a retired or former Employee returns to employment in a capacity other than as an Employee, his period of employment shall be treated for the purposes of the Plan solely in accordance with the transfer provisions of this Article III.

3.5 Finality of Determinations

All determinations with respect to the crediting of Service and Credited Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit interest under the Plan. Notwithstanding anything to the contrary contained in this Article, there shall be no duplication of Service and Credited Service.

ARTICLE IV
ELIGIBILITY FOR PARTICIPATION

4.1 Participation

Participation in the Plan was frozen prior to the effective date of this amendment and restatement. Each Employee who was an Active Participant immediately prior to January 1, 2001, shall continue as an Active Participant hereunder.

4.2 Termination of Participation

A Participant shall remain an Active Participant as long as he continues in employment as an Employee. A person shall remain a Participant as long as he retains an Accrued Benefit under the Plan.

4.3 Participation Upon Reemployment

If a former Employee who was a Participant hereunder is reemployed as an Employee, he shall again be eligible to participate in the Plan.

4.4 Finality of Determinations

All determinations with respect to the eligibility of an Employee to become a Participant under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive for all Plan purposes. Each Employee who becomes a Participant shall be entitled to the benefits, and be bound by all the terms, provisions, and conditions of the Plan and the Funding Agreement.

ARTICLE V
NORMAL RETIREMENT

5.1 Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies on or after his Normal Retirement Date shall be eligible for a normal retirement benefit.

5.2 Amount

An eligible Participant’s monthly normal retirement benefit shall be equal to 1/12th of the greatest of the following:

(a)	the product of 1.2 percent of the Participant’s Average Annual Earnings multiplied by his number of years (including fractional years) of Credited Service; or

(b)	the product of 1.5 percent of his Average Annual Earnings multiplied by the number of his years (including fractional years) of Credited Service at retirement reduced by

        50 percent of the Participant’s annual Primary Social Security Benefit; or

(c)     the product of $108.00 multiplied by the number of his years (including fractional years) of Credited Service at retirement plus

ten percent of the Participant’s Average Annual Earnings; provided, however, that if the Participant has completed fewer than 15 years of Credited Service, the product of 2/3 percent of the Participant’s Average Annual Earnings multiplied by the number of his years (including fractional years) of Credited Service at retirement shall be substituted for ten percent of his Average Annual Earnings.

Notwithstanding any other provision of the Plan to the contrary, the amount in (a) or (b), as applicable, shall be reduced if necessary so that the monthly retirement benefit payable to the Participant, when added to his monthly Primary Social Security Benefit, is not greater than 1/12th of the Participant’s Average Annual Earnings.

In no event will a reduction in a Participant’s Average Annual Earnings reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.

5.3 401(a)(17) Fresh Start Adjustments

The monthly normal retirement benefit of a Participant whose Earnings exceeded the $150,000 Earnings limitation described in Article I for limitation periods ending before the limitation periods in which the limitation was effective shall be the greater of (a) or (b) below:

(a)	the Participant’s Accrued Benefit determined under the Plan formula described in Section 5.2, applying the $150,000 Earnings limitation; or

(b)

the sum of (i) the Participant’s Accrued Benefit determined as of the end of the 1993 limitation period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Participant terminated employment on that date; plus (ii) the Participant’s Accrued Benefit under the Plan formula as amended to comply with the $150,000 Earnings limitation, taking into account only the Participant’s years of Credited Service for limitation periods beginning on or after January 1, 1994.

5.4 Minimum Benefits

Notwithstanding any other provision of the Plan to the contrary, in no event will the monthly normal retirement benefit payable to a Participant who is an Eligible Transferred Employee be less than the Participant’s Accrued Benefit determined as of November 30, 1993, under the provisions of the Prior Plan in effect on that date (without regard to any amendments made after that date) as if the Participant terminated employment on that date.

5.5 Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date

The monthly normal retirement benefit payable with respect to each Participant who continues in employment with his Employer or an Affiliated Company after his Normal Retirement Date shall be determined as provided in paragraph (a), and, if applicable, (b).

(a)

For the period beginning on the Participant’s Normal Retirement Date and ending on the April 1 following the calendar year in which he reaches age 70 1/2, his “adjusted normal retirement benefit” shall be the greater of:

    (1)        the Participant’s Accrued Benefit as of the date such benefit is being determined; or

(2)

the Actuarial Equivalent of the Participant’s Accrued Benefit as of his Normal Retirement Date based on the number of months his Annuity Starting Date follows his Normal Retirement Date (but no later than the April 1 following the calendar year in which the Participant attains age 70 1/2).

(b)

For the period beginning on the April 1 following the calendar year in which he reaches age 70 1/2, the Participant’s monthly retirement benefit shall be adjusted as of each “determination date” (as defined in this Section). His “adjusted normal retirement benefit” shall be the greater of:

(1)	the Participant’s Accrued Benefit as of the “determination date”; or

(2)

the Actuarial Equivalent on the “determination date” of the Participant’s “adjusted normal retirement benefit” determined under this Section for the prior “determination date” (as defined in this Section).

For purposes of this Section, a “determination date” means the last day of each calendar year during the period beginning with the calendar year following the calendar year in which the Participant attains age 70 1/2 and ending on the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, except that the first “determination date” is the April 1 following the calendar year in which the Participant attains age 70 1/2.

No further adjustments shall be made to a Participant’s monthly normal retirement benefit as provided in paragraphs (a)(2) and (b)(2) after the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, and, if he continues to accrue benefits under the Plan, such continued accruals shall be reduced as provided in Section 11.9.

5.6 Payment

A monthly normal retirement benefit shall be paid to an eligible Participant commencing as of the last day of the month following the month in which he retires, but not later than the date specified in Section 11.7. If a Participant retires on a date other than the last day of a month, he shall receive a pro rata retirement benefit for such partial month of retirement. Such pro rata amount shall be included with the first monthly retirement benefit payment made to the Participant in accordance with this Section.

5.7 Reduction of Normal Retirement Benefit for Benefits Payable Under Other Plans

Notwithstanding any other provision of the Plan to the contrary, if a retirement, disability, death, survivor, or profit-sharing benefit is payable with respect to a Participant under the provisions of any other plan to which his Employer has made contributions with respect to such Participant, the benefit payable to the Participant under the Plan shall be reduced by an amount equal to the portion of the benefit payable, or paid, under such other plan with respect to the Participant which is not attributable to the Participant’s own contributions and which is based upon any period of service for which the Participant receives Credited Service under the Plan; provided, however, that in no event shall such Participant receive a benefit under the Plan that is less than the Actuarial Equivalent of his Accrued Benefit under the Plan attributable to the Participant’s years of Credited Service under the Plan other than such years upon which the benefit payable, or paid, under such other plan is based.

ARTICLE VI
EARLY RETIREMENT

6.1 Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies at or after age 50, but prior to his Normal Retirement Date and who has at least 15 years of Credited Service shall be eligible for an early retirement benefit.

6.2 Amount

An eligible Participant’s monthly early retirement benefit shall be equal to his Accrued Benefit on the date of his early retirement; provided, however, that the amount of such benefit shall be reduced for commencement prior to his Normal Retirement Date as follows:

(a)

If the Participant elects an Annuity Starting Date that is prior to June 1, 2007, his benefit shall be reduced in accordance with the following chart based on his Age and his years of Credited Service on his Annuity Starting Date:

Age at	15-20	21 years	22 years	23 years	24 years	25 years	26 years	27 or
Annuity	years of	of	of	of	of	of	of	more
Starting	Credited	Credited	Credited	Credited	Credited	Credited	Credited	years of
Date	Service	Service	Service	Service	Service	Service	Service	Credited
								Service
65	100%	100%	100%	100%	100%	100%	100%	100%
64	95%	100%	100%	100%	100%	100%	100%	100%
63	90%	95%	100%	100%	100%	100%	100%	100%
62	85%	90%	95%	100%	100%	100%	100%	100%
61	80%	85%	90%	95%	100%	100%	100%	100%
60	75%	80%	85%	90%	95%	100%	100%	100%
59	70%	75%	80%	85%	90%	95%	100%	100%
58	65%	70%	75%	80%	85%	90%	95%	100%
57	60%	65%	70%	75%	80%	85%	90%	95%
56	55%	60%	65%	70%	75%	80%	85%	90%
55	50%	55%	60%	65%	70%	75%	80%	85%
54	50%	50%	55%	60%	65%	70%	75%	80%
53	500%	50%	50%	55%	60%	65%	70%	75%
52	50%	50%	50%	50%	55%	60%	65%	70%
51	50%	50%	50%	50%	50%	55%	60%	65%
50	50%	50%	50%	50%	50%	50%	55%	60%

        For intermediate age and Credited Service combinations, the percentage factor will be interpolated from the above.

(b)

If the Participant elects an Annuity Starting Date that occurs on or after June 1, 2007, his benefit shall be reduced by 5/12 of one percent for each full calendar month by which his Annuity Starting Date precedes his Normal Retirement Date; provided, however, that in no event shall the early retirement benefit payable to such Participant be less than his Accrued Benefit as of May 31, 2007 reduced in accordance with the chart in (a) above.

6.3 Payment

A monthly early retirement benefit shall be paid to an eligible Participant commencing as of the last day of the month following the later of the month in which he retires or the month in which he makes written application for the benefit, but not later than his Normal Retirement Date. If a Participant retires on a date other than the last day of a month, he shall receive a pro rata retirement benefit for such partial month of retirement.

ARTICLE VII
VESTED RIGHTS

7.1 Vesting

A Participant’s vested interest in his Accrued Benefit shall be determined in accordance with the following schedule, based upon the number of full years of Service credited to him; provided, however, that a Participant’s vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the schedule for 100 percent vesting.

Years of Service	Vested
less than five	0%
five or more	100%

7.2 Eligibility for Deferred Vested Retirement Benefit

Each Participant who terminates employment with his Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for a normal or early retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.

7.3 Amount of Deferred Vested Retirement Benefit

An eligible Participant’s monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment; provided, however, that if the Participant is eligible to elect to begin benefit payments before his Normal Retirement Date as provided in Section 7.4, the amount of such benefit shall be reduced for early commencement as follows:

(a)

If the Participant elects an Annuity Starting Date that is prior to June 1, 2007, his benefit shall be reduced by 5/12 of one percent for each full calendar month by which his Annuity Starting Date precedes his Normal Retirement Date; provided, however, that if the Participant has completed at least 30 years of Credited Service at termination of employment, and begins benefit payments at or after age 60, his benefit shall not be reduced for early commencement; and provided, further, that if such Participant elects to begin benefit payment prior to age 60, his benefit shall be reduced by 5/12 of one percent for each full calendar month by which his Annuity Starting Date precedes the date he attains age 60.

(b)

If the Participant elects an Annuity Starting Date that occurs on or after June 1, 2007, his benefit shall be reduced by 5/12 of one percent for each full calendar month by which his Annuity Starting Date precedes his Normal Retirement Date; provided, however, that in no event shall the early retirement benefit payable to such Participant be less than his Accrued Benefit as of May 31, 2007 reduced in accordance with paragraph (a) above.

Solely for purposes of determining whether an unreduced benefit is payable under paragraph (a) of this Section 7.3, a Transferred Employee shall be credited with Credited Service under the Plan for employment with the Prior Employer prior to December 1, 1993 equal to his service taken into account under the Prior Plan for such period.

7.4 Payment

A monthly deferred vested retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date; provided, however, that a Participant who has at least ten years of Credited Service may elect to begin benefit payments prior to his Normal Retirement Date as follows:

(a)	if he has at least ten, but fewer than 15 years of Credited Service, he may elect to begin benefit payments as of the first day of any month following the month in which he attains age 60.

(b)	if he has at least 15 years of Credited Service, he may elect to begin benefit payments as of the first day of any month following the month in which he attains age 50.

For purposes of determining whether deferred vested retirement benefits are payable prior to Normal Retirement Date under this Section 7.3, a Transferred Employee shall be credited with Credited Service under the Plan for employment with the Prior Employer prior to December 1, 1993 equal to his service taken into account under the Prior Plan.

7.5 Election of Former Vesting Schedule

In the event the Sponsor adopts an amendment to the Plan that changes the vesting schedule under the Plan, including any amendment which directly or indirectly affects the computation of the nonforfeitable interest of Participants’ rights to Accrued Benefits, any Participant with three or more years of Service shall have a right to have his nonforfeitable interest in his Accrued Benefit continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in his Accrued Benefit under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of such amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

ARTICLE VIII
ANCILLARY DISABILITY BENEFIT

8.1 Eligibility

Each Participant who suffers permanent and total disability while actively employed by an Employer or an Affiliated Company, but prior to his Normal Retirement Date and who has at least 15 years of Credited Service shall be eligible for an ancillary disability benefit. For purposes of this Article, “permanent and total disability” means any physical or mental condition that will be permanent and which prevents the Participant from performing the duties of his position with his employer, as determined by the Administrator, in its discretion, on the basis of medical evidence satisfactory to the Administrator.

8.2 Amount

An eligible Participant’s monthly ancillary disability benefit shall be equal to his Accrued Benefit on the date his disability commenced; provided, however, that for each month in which the Participant is not entitled to receive either disability or old age benefits under Title II of the Social Security Act, he shall be paid a supplemental ancillary disability benefit equal to the greater of (a) 50 percent of the Participant’s monthly Primary Social Security Benefit or (b) $90.00 per month.

8.3 Payment

A monthly ancillary disability benefit shall be paid to an eligible Participant commencing as of the last day of the month following the month in which he makes written application for the benefit. If a Participant becomes eligible for an ancillary disability benefit on a date other than the last day of a month, he shall receive a pro rata disability benefit for such partial month of disability.

A Participant’s Annuity Starting Date will not be deemed to have occurred simply because payment of ancillary disability benefits have commenced to him hereunder.

Payment of a monthly ancillary disability benefit shall continue to a Participant until his Normal Retirement Date, or until otherwise terminated as hereinafter provided. Notwithstanding the foregoing, a Participant’s supplemental ancillary disability shall terminate on the earliest date on which the Participant becomes eligible for disability or old age benefits under Title II of the Social Security Act. Any Participant who continuously up to his Normal Retirement Date receives an ancillary disability benefit under the Plan shall be deemed for all Plan purposes to have retired upon the occurrence of his Normal Retirement Date and shall be eligible for a normal retirement benefit in an amount determined as provided in Section 5.2, but based on his years of Credited Service and the provisions of the Plan in effect on the date his disability commenced.

8.4 Termination of Ancillary Disability Benefit Prior to Normal Retirement Date

Ancillary disability benefit payments shall terminate if, prior to the Participant’s Normal Retirement Date, the Participant

(a)     ceases to be disabled; or

(b)     dies.

If a Participant’s ancillary disability benefit ceases prior to his Normal Retirement Date, and if he does not return promptly to work with his Employer, his employment thereupon shall be deemed terminated for all Plan purposes, and he shall be eligible for an early retirement benefit in an amount determined in the same manner as specified in Section 6.2, or a deferred vested retirement benefit in an amount determined in the same manner as specified in Section 7.3, but based on the provisions of the Plan in effect on the date his disability commenced and only if he meets the eligibility requirements for such benefit as in effect on the date his disability commenced. If such Participant’s ancillary disability benefit ceases prior to his Normal Retirement Date, and if he returns promptly to work with an Employer, he shall not be entitled to any benefits under this Article VIII on account of his prior disability (or on account of the cessation of his disability benefit), and he thereupon shall continue as an Employee in accordance with and subject to the remaining provisions of the Plan.

8.5 Service Crediting While Receiving Ancillary Disability Benefit

A Participant who is receiving ancillary disability benefits hereunder shall not be credited with Service or Credited Service for periods for which he is paid ancillary disability benefits hereunder, except as otherwise specifically provided in Article III.

ARTICLE IX
FORMS OF PAYMENT

9.1 Normal Form of Payment

A Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, or 7.2 of the Plan shall receive payment of such benefit in accordance with one of the following normal forms of payment:

(a)

A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a single life annuity. Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)

A Participant who is married on his Annuity Starting Date shall receive such benefit in the form of a 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Spouse survives him, then commencing with the month following the month in which the Participant’s death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last payment being for the month in which the Spouse’s death occurs.

The reduced monthly payments to be made to the Participant under this paragraph shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in paragraph (a); provided, however, that there shall be no actuarial reduction with respect to 80 percent of the survivor annuity payable to the Participant’s Spouse.

To receive a benefit under the Qualified Joint and Survivor Annuity form of payment described in paragraph (b) above, a Participant’s Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant’s marital status changes; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

Subject to the requirements of Section 9.6, an eligible Participant may waive the normal form of payment applicable to him and elect to receive payment of his benefit in one of the optional forms of payment provided in Section 9.2.

9.2 Optional Forms of Payment

Within the election period described in Section 9.5, a Participant who either (1) retires at or after age 65 with at least 15 years of Credited Service or (2) is eligible to receive an early retirement benefit under Article VI may elect to receive payment of such benefit in accordance with any one of the following options. A Participant who is married, but does not satisfy either of the requirements in the preceding sentence may elect to receive payment of his retirement benefit in accordance with the single life annuity. If a Participant is married on his Annuity Starting Date, any election of an optional form of payment must satisfy the requirements of Section 9.6.

If the Participant’s Beneficiary under an optional form of payment dies prior to the Participant’s Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs, however, the optional form of payment elected by the Participant will not change even if the Participant’s marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the single life annuity form described in paragraph (a) of Section 9.1; provided, however, that if the Participant elects the optional joint and survivor annuity with his Spouse as his Beneficiary thereunder, there shall be no reduction with respect to the first four multiples of ten percent of the Participant’s monthly benefit that is payable to the Participant’s Spouse as a survivor annuity.

(a)	Single Life Annuity. The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)

Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to a percentage (designated by the Participant) of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs. The Participant may designate any percentage of his monthly benefit, in ten percent increments and not in excess of 100 percent, as the survivor benefit payable to his Beneficiary hereunder.

(c)

Social Security Adjustment Annuity. A Participant whose Annuity Starting Date occurs prior to his attainment of age 62 may elect this option. The Participant shall receive an increased monthly retirement benefit prior to the date he attains age 62 and a reduced monthly retirement benefit thereafter, so that the adjusted benefit, when combined with his monthly Primary Social Security Benefit, will produce, as nearly as practicable, a level monthly income, the last monthly payment being for the month in which the Participant’s death occurs. In no event shall the reduced monthly benefit payable to a Participant following his attainment of age 62 be less than $25. Actuarial Equivalence for purposes of payment in this optional form shall be based on the interest rate specified in Appendix A and the factors in Appendix B.

A Participant who has elected an optional joint and survivor annuity as described above or the Qualified Joint and Survivor Annuity described in Section 9.1 may also elect adjusted benefit payments before and after age 62 as described above; provided, however, that the amount payable to the Participant’s Beneficiary upon the Participant’s death under the joint and survivor annuity or Qualified Joint and Survivor Annuity form shall be determined based on the amount of the Participant’s benefit payable without adjustment for Social Security.

Notwithstanding any other provision of the Plan to the contrary, distribution under an optional form of payment shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirement. If a Participant designates a person other than his Spouse as his Beneficiary under an optional form of payment, and if payments under the optional form elected would not meet the minimum distribution incidental benefit requirement, the election shall be ineffective and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date.

9.3 Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary

A Participant’s Beneficiary under Section 9.2 may be any individual selected by the Participant. A Participant’s designation of a Beneficiary is subject to the spousal consent requirements of Section 9.6.

9.4 Notice Regarding Forms of Payment

The Administrator shall provide a Participant with a written description of (i) the terms and conditions of the normal forms of payment provided in Section 9.1, (ii) the optional forms of payment provided in Section 9.2, (iii) the Participant’s right to waive the normal form of payment provided in Section 9.1 and to elect an optional form of payment and the effect thereof, (iv) the rights of the Participant’s Spouse with respect to the Qualified Joint and Survivor Annuity form of payment, and (v) the Participant’s right to revoke a waiver of the normal form of payment or to change his election of an option and the effect thereof. The explanation shall notify the Participant of his right to defer payment of his retirement benefit under the Plan until his Normal Retirement Date, or such later date as may be provided under the Plan. The Administrator shall provide such explanation no fewer than 30 days and no more than 90 days before a Participant’s Annuity Starting Date.

Notwithstanding the foregoing, a Participant’s Annuity Starting Date may occur fewer than 30 days after receipt of such explanation if the Administrator clearly informs the Participant:

(a)	of his right to consider his form of payment election for a period of at least 30 days following his receipt of the explanation;

(b)	the Participant, after receiving the explanation, affirmatively elects an early Annuity Starting Date, with his Spouse’s written consent, if necessary;

(c)	the Participant’s Annuity Starting Date occurs after the date the explanation is provided to him;

(d)

the election period described in Section 9.5 does not end until the later of his Annuity Starting Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him; and

(e)	actual payment of the Participant’s retirement benefit does not begin to the Participant before such revocation period ends.

9.5 Election Period

A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section 9.2 by written notice delivered to the Administrator at any time during the election period; provided, however, that no waiver of the normal form of payment and election of an optional form of payment shall be valid unless the Participant has received the written explanation described in Section 9.4. Subject to the provisions of Section 9.4 extending a Participant’s election period under certain circumstances, a Participant’s “election period” means the 90-day period ending on his Annuity Starting Date.

The form in which a Participant shall receive payment of his retirement benefit shall be determined upon the later of his Annuity Starting Date or the date his election period ends, based upon any waiver and election in effect on such date. Except as otherwise specifically provided in the Plan, in no event shall the form in which a Participant’s retirement benefit is paid be changed on or after such date.

9.6 Spousal Consent Requirements

A married Participant’s waiver of the normal Qualified Joint and Survivor Annuity form of payment and his election, modification, or change of an election of an optional form of payment must include the written consent of the Participant’s Spouse, if any. A Participant’s Spouse shall be deemed to have given written consent to the Participant’s waiver and election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because of any of the following circumstances:

(a)	the Spouse cannot be located,

(b)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or

(c)	other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder.

Notwithstanding the foregoing, written spousal consent shall not be required if the Participant elects an optional form of payment that is a Qualified Joint and Survivor Annuity.

Any written spousal consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Joint and Survivor Annuity form of payment and of the election of an optional form of payment, shall specify the optional form of payment selected by the Participant and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent, shall specify any Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and shall be witnessed by a Plan representative or a notary public. Any written consent given or deemed to be given by a Participant’s Spouse shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

9.7 Death Prior to Annuity Starting Date

Notwithstanding any other provision of the Plan to the contrary, should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan; and no benefit shall be paid under the Plan with respect to such Participant except any survivor benefit payable under the provisions of Article X.

9.8 Effect of Reemployment on Form of Payment

Notwithstanding any other provision of the Plan, if a former Employee is reemployed, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant’s Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant’s retirement benefit.

ARTICLE X
SURVIVOR BENEFITS

10.1 Eligibility for Qualified Preretirement Survivor Annuity

If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a Qualified Preretirement Survivor Annuity if all of the following requirements are met on the Participant’s date of death:

(a)     The Participant has a Spouse as defined in Section 1.1.

(b)     The Participant has a vested Accrued Benefit.

10.2 Amount of Qualified Preretirement Survivor Annuity

The monthly amount of the Qualified Preretirement Survivor Annuity payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:

(a)	separated from service on the earlier of his actual separation from service date or his date of death;

(b)	survived to the date as of which payment of the Qualified Preretirement Survivor Annuity to his surviving Spouse commences;

(c)	elected to commence retirement benefits as of the date described in paragraph (b) above in the form of a 50 percent Qualified Joint and Survivor Annuity; and

(d)	died on his Annuity Starting Date.

Notwithstanding the foregoing, if prior to a Participant’s death the Participant elected an optional form of payment in accordance with the provisions of Article IX that is a Qualified Joint and Survivor Annuity, for purposes of determining the amount of the Qualified Preretirement Survivor Annuity, the optional form of payment elected by the Participant shall be substituted for the 50 percent Qualified Joint and Survivor Annuity in paragraph (c) above.

10.3 Payment of Qualified Preretirement Survivor Annuity

Payment of a Qualified Preretirement Survivor Annuity to a Participant’s surviving Spouse shall commence as of the first day of the month following the later of (i) the month in which the Participant dies or (ii) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan. Notwithstanding the foregoing, a Participant’s surviving Spouse may elect to defer commencement of payment of the Qualified Preretirement Survivor Annuity to a date no later than the Participant’s Normal Retirement Date. If a Participant’s surviving Spouse dies before the date as of which payment of the Qualified Preretirement Survivor Annuity is to commence to such Spouse, no Qualified Preretirement Survivor Annuity shall be payable hereunder.

Payment of a Qualified Preretirement Survivor Annuity shall continue to a Participant’s surviving Spouse for such Spouse’s lifetime, the last monthly payment being for the month in which the Spouse’s death occurs.

For purposes of this Article, a Participant’s “earliest retirement age” means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived, but based on his years of Credited Service on his date of death.

ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS

         REGARDING BENEFITS

11.1 Suspension of Benefits

Except as otherwise provided in Sections 11.2, 11.7, and 11.8, if a Participant continues employment with an Employer or an Affiliated Company after reaching his Normal Retirement Date or a retired or former Employee is reemployed by an Employer or an Affiliated Company, any benefits payable to such Participant or retired or former Employee under the Plan shall be suspended during the period of such employment or reemployment, as applicable, provided that the notice requirements of Department of Labor Regulations Section 2530.203-3(b)(4) are met. If a retired or former Employee whose Annuity Starting Date occurred prior to reemployment again becomes eligible to receive benefits under the Plan, the amount of benefit payable to the Participant shall be reduced to its Actuarial Equivalent to reflect the value of any benefit payments made to the Participant prior to his Normal Retirement Date.

11.2 Exception to Suspension of Benefits Rule

Notwithstanding any other provision of the Plan to the contrary, a Participant who continues in employment with his Employer or any Affiliated Company or who is reemployed by an Employer or an Affiliated Company after reaching his Normal Retirement Date shall be eligible for a retirement benefit for any month in which he is employed for fewer than 40 hours or such other amount of time that does not constitute ERISA Section 203(a)(3)(B) service.

11.3 Non-Alienation of Retirement Rights or Benefits

Except as provided in Code Section 401(a)(13)(B) (relating to qualified domestic relations orders), Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

11.4 Payment of Benefits to Others

If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his Spouse, parent, brother, sister, or estate as the Administrator shall determine. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

11.5 Payment of Small Benefits; Deemed Cashout

If the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, or 7.2 or any survivor benefit is $5,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, as soon as practicable following the date of the Participant’s retirement, death, or other termination of employment and he shall cease to be a Participant under the Plan as of the date of such payment. For distributions made prior to March 22, 1999, the Actuarially Equivalent present value of a benefit shall be deemed to exceed $5,000 if the Actuarially Equivalent present value of the benefit exceeded such amount at the time of any prior distribution.

If a former Participant is reemployed, any retirement benefit to which he may become entitled because of his subsequent retirement or termination of employment shall be reduced to its Actuarial Equivalent to reflect the value of any single sum payment made to him hereunder.

If the nonforfeitable Accrued Benefit of a Participant is zero, such Participant shall be deemed to have received distribution of his entire vested Accrued Benefit under the Plan, in lieu of all other benefits under the Plan, as of the date of his termination of employment with his Employer and all Affiliated Companies and he shall cease to be a Participant under the Plan as of such date.

A distribution hereunder is deemed to be made because of a Participant’s retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred.

11.6 Direct Rollovers

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving a single sum payment as provided in Section 11.5, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Sponsor, to have any portion or all of such payment that is an “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a “qualified distributee” may not elect this provision with respect to any partial distribution that is less than $500. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)

An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving Spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a).

(b)

An “eligible rollover distribution” means any distribution of all or any portion of a Participant’s Accrued Benefit or a distribution of all or any portion of a survivor benefit under Article X; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code Section 401(a)(9).

(c)

A “qualified distributee” means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

11.7 Limitations on Commencement

Notwithstanding any other provision of the Plan to the contrary, payment of a Participant’s retirement benefit shall commence not later than the earlier of:

(a)

the 60th day after the end of the Plan Year in which occurs the Participant’s Normal Retirement Date, the tenth anniversary of the date on which he first became a Participant, or the Participant’s retirement or other termination of employment, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder. If payment of a Participant’s retirement benefit does not commence until his Required Beginning Date, his Required Beginning Date shall be considered his Annuity Starting Date for all purposes of the Plan.

If the Participant dies after his Annuity Starting Date, but prior to distribution of his entire interest, the remaining portion of such interest shall be distributed to his Beneficiary in a method which is at least as rapid as the method being used at the date of the Participant’s death. If the Participant dies prior to his Annuity Starting Date, the entire interest attributable to the Participant shall be distributed within five years after the date of his death, unless such interest is payable to a designated beneficiary (as defined in Code Section 401(a)(9)) for a period which does not exceed the life or life expectancy of such designated beneficiary, in which event distribution of such interest shall commence no later than the date the Participant would have attained age 70 1/2 if the designated beneficiary is the surviving Spouse of such Participant, or the date which is one year after the date of such Participant’s death if the designated beneficiary is not the surviving Spouse of such Participant.

Subject to the requirements of Code Sections 401(a)(9) and 411(d)(6), no benefit payments shall commence under the Plan until the Participant, or his surviving Spouse, if applicable, makes written application therefore on a form satisfactory to the Administrator. If the amount of a monthly retirement benefit payable to a Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or his marital status) on the date payment of such benefit is to commence under this Section, payment shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly retirement benefit can be determined.

11.8 Post Age 70 1/2 Payments

Notwithstanding any other provision of the Plan to the contrary, a Participant who attains age 70 1/2 prior to January 1, 2001, may elect to receive distribution of his retirement benefit beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2, regardless of whether he has retired.

A Participant who is receiving retirement benefits under the Plan while employed by an Employer or an Affiliated Company because his required beginning date occurred under the provisions of Code Section 401(a)(9) as in effect prior to January 1, 1997, shall continue to receive retirement benefits hereunder.

A Participant who is a five percent owner (as defined in Code Section 416(i)) with respect to the Plan Year ending with or within the calendar year in which he attains age 70 1/2 and who continues employment with an Employer or any Affiliated Company shall receive distribution of his retirement benefit beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

11.9 Offset to Accrual After Normal Retirement Date

The amount of benefit accrued by an Employee for each year of Credited Service that he completes after the date retirement income becomes payable to him by reasons other than his retirement or termination of employment shall be reduced (but not below zero) by the Actuarial Equivalent of the retirement benefits paid to the Employee for the period for which he accrues such year of Credited Service.

11.10 Missing Persons

If the Administrator is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary under a joint and survivor form of payment who is entitled to a distribution under the Plan, the distribution due such person shall be forfeited after five years. If, however, such person later files a claim for the benefit, such benefit shall be reinstated without any interest earned thereon. If the Administrator is unable, after reasonable and diligent effort, to locate a Beneficiary under a period certain and life annuity who is entitled to a distribution of payments over the remainder of the period certain, distribution shall be made to the Participant’s contingent Beneficiary or, if none, to the Participant’s estate, and such non-locatable Beneficiary shall have no further claim or interest under the Plan. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person. Notwithstanding the foregoing, unless required by law, in no event shall benefits under the Plan be paid retroactively for the period during which such benefits were payable but unclaimed.

11.11 Benefits Payable in Whole Dollars

All benefits payable under the Plan, if not in whole dollar amounts, will be rounded up to the next highest dollar and, with respect to any Participant other than a Participant who is eligible for a deferred vested retirement benefit under Article VII, will be payable on the last day of the month.

ARTICLE XII
MAXIMUM RETIREMENT BENEFITS

12.1 Definitions

For purposes of this Article, the following terms have the following meanings.

(a)

An “affiliated employer” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414 as modified by Code Section 415(h).

(b)

A Participant’s “annual retirement benefit” means the amount of retirement benefit attributable to Employer contributions which is payable to him annually under the Plan multiplied by the factors prescribed in the following paragraph if such benefit is to be paid in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity as defined in Code Section 417. A Participant’s “aggregate annual retirement benefit” includes his “annual retirement benefit” and his annual retirement benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any “affiliated employer”.

For purposes of determining a Participant’s “annual retirement benefit” payable in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

(c)     The “limitation year” means the Plan Year.

(d)     “Defined benefit plan” and “defined contribution plan” have the meanings given such terms in Code Section 415(k).

12.2 Maximum Limitation on Annual Benefits

The “aggregate annual retirement benefit” accrued or payable to a Participant may not at any time within any “limitation year” exceed the limitations contained in Code Section 415(b). The maximum limitations will be determined in accordance with Code Section 415 and the regulations thereunder.

12.3 Manner of Reduction

If the Participant’s “aggregate annual retirement benefit” exceeds the limitations specified in this Article, the reduction in the amount of his “annual retirement benefit” shall be equal to the amount by which his “aggregate annual retirement benefit” exceeds the limitations of this Article multiplied by a fraction, the numerator of which is his “annual retirement benefit” (determined without regard to this Article) and the denominator of which is his “aggregate annual retirement benefit” (determined without regard to the limitations of this Article or any corresponding limitation in any other defined benefit plan maintained by an Employer or any affiliated employer).

ARTICLE XIII
PENSION >FUND

13.1 Pension Fund

The Pension Fund is maintained by the Funding Agent for the Plan under a Funding Agreement with the Sponsor. Subject to the provisions of Title IV of ERISA, benefits under the Plan shall be only such as can be provided by the assets of the Pension Fund, and no liability for payment of benefits shall be imposed upon the Employers or any Affiliated Company, or any of their officers, employees, directors, or stockholders.

13.2 Contributions by the Employers

So long as the Plan continues, contributions will be made by the Employers at such times and in such amounts as the Sponsor in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 13.5, all such contributions shall be delivered to the Funding Agent for deposit in the Pension Fund. Participants shall make no contributions under the Plan.

13.3 Expenses of the Plan

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Funding Agent and any investment advisor, shall be paid from the Pension Fund, unless the Sponsor or an Employer elects to make payment.

13.4 No Reversion

The Pension Fund shall be for the exclusive benefit of Participants and persons claiming under or through them. All contributions pursuant to Section 13.2 hereof shall be based on the facts then understood by the Sponsor, shall be conditioned upon the initial qualification of the Funding Agreement and Plan under Code Sections 401 and 501(a), and, unless otherwise specified by the Sponsor, shall be conditioned upon deductibility of the contributions under Code Section 404 in the year for which such contributions were made. All such contributions shall be irrevocable and such contributions as well as the Pension Fund, or any portion of the principal or income thereof, shall never revert to or inure to the benefit of the Employers or any Affiliated Company except that:

(a)	the residual amounts specified in Article XVI may be returned to the Employers;

(b)	any contributions which are made under a mistake of fact may be returned to the Employers within one year after the contributions were made;

(c)

any contributions made for years during which the Funding Agreement and Plan were not initially qualified under Code Sections 401 and 501(a) may be returned to the Employers within one year after the date of denial of initial qualification, but only if an application for determination was filed within the period of time prescribed under ERISA Section 403(c)(2)(B); and

(d)

any contributions, which are not, in whole or in part, deductible under Code Section 404 for the year for which they were made, may to the extent such contributions were not so deductible, be returned to the Employers within one year after the disallowance of the deduction.

The Sponsor shall determine, in its sole discretion, whether the contributions described above, other than the residual amounts described in paragraph (a), shall be returned to an Employer. If any such contributions are to be returned, the Sponsor shall so direct the Funding Agent, in writing, no later than ten days prior to the last day upon which they may be returned.

13.5 Forfeitures Not to Increase Benefits

Any forfeitures arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce Employer contributions to the Pension Fund, and shall not be applied to increase the benefits any Participant otherwise would receive under the Plan at any time prior to the termination of the Plan.

13.6 Change of Funding Medium

The Sponsor shall have the right to change at any time the means through which benefits under the Plan shall be provided. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any funds previously contributed in accordance with the Plan.

ARTICLE XIV

ADMINISTRATION

14.1 Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall have all the powers and authority expressly conferred upon it herein and further shall have the sole discretionary right, authority, and power to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 14.3. In exercising such powers and authority, the Sponsor at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor may:

(a)

allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2 Action of the Sponsor

Any act authorized, permitted, or required to be taken by the Sponsor under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees of the Sponsor who have the authority to act on behalf of the Sponsor.

14.3 Claims Review Procedure

Except to the extent that the provisions of any applicable collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims.

Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the “claimant”), the Administrator shall transmit to the claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures hereinafter set forth.

Within the 60-day period beginning on the date the claimant receives notice regarding disposition of his claim, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(a)

the date on which the claimant’s request was filed with the Administrator provided that the date on which the claimant’s request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;

(c)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall conduct a full and fair review of its decision denying the claimant’s claim for benefits and shall render its written decision on review to the claimant. The Administrator’s decision on review shall be written in a manner calculated to be understood by the claimant and shall specify the reasons and Plan provisions upon which the Administrator’s decision was based.

14.4 Qualified Domestic Relations Orders

The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

14.5 Indemnification

In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees to whom any power, authority, or responsibility is delegated pursuant to Section 14.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan and the Funding Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person’s or persons’ gross negligence or willful misconduct.

14.6 Actions Binding

Subject to the provisions of Section 14.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Funding Agent.

ARTICLE XV
ADOPTION BY OTHER ENTITIES

15.1 Adoption by Affiliated Companies

An Affiliated Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. Unless otherwise specified in the adoption instrument, for purposes of computing the Service and Average Annual Earnings of an Employee who is in the employ of the Employer on the effective date of the adoption, employment with and compensation from the Employer before the effective date of the adoption shall be treated as employment with and Earnings from an Employer. Unless otherwise specifically provided in the adoption instrument, for purposes of computing the Credited Service of an Employee, only employment with the Employer for periods on or after the effective date of the adoption shall be treated as employment with an Employer. Any Employer shall undertake to contribute its appropriate share, as determined by the Sponsor, of any contributions made to the Funding Agent hereunder. Notwithstanding the foregoing, however, any adoption of the Plan by an Employer shall be subject to the receipt of a determination from the Internal Revenue Service to the effect that with respect to such Employer the Plan meets the requirements for qualification under Code Section 401(a), and, should an adverse determination be issued by the Internal Revenue Service, the adoption of the Plan by said Employer shall be null and void and of no effect whatsoever.

15.2 Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XVI
AMENDMENT TERMINATION OF PLAN

16.1 Sponsor’s Right of Amendment

The Sponsor reserves the right at any time and from time to time, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, to amend or modify the Plan and, to the extent provided therein, to amend or modify the Funding Agreement. No pension or other benefit granted prior to the time of any amendment or modification of the Plan shall be reduced, suspended, or discontinued as a result thereof, except to the extent necessary to enable the Plan to meet the requirements for qualification under the Code or the requirements of any governmental authority. Moreover, no such action shall operate to recapture for the Employers any contributions made to the Pension Fund, except as provided in Section 13.4 or Section 16.7.

16.2 Termination of the Plan

The Sponsor reserves the right, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, at any time to terminate the Plan. In the event of termination, no further benefits shall accrue, no further contributions shall be made, except as may be required under Title IV of ERISA or Code Section 412, and all assets remaining in the Pension Fund, after provision has been made for payment of the expenses of administration and liquidation in connection with the termination, shall be allocated by the Funding Agent upon the advice of the Actuary, among the Participants and Beneficiaries of the Plan, in the following manner and order of precedence:

(a)     In the case of benefits payable as an annuity,

(1)

in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; and

(2)

in the case of a Participant’s or Beneficiary’s benefit (other than a benefit described in subparagraph (1) of this paragraph) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

For purposes of subparagraph (1) of this paragraph, the lowest benefit in pay status during a three-year period shall be considered the three-year benefit in pay status for such period.

(b)     Next,

(1)	to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to ERISA Section 4022(b)(5)); and

(2)	to the additional benefits, if any, which would be determined under subparagraph (1) of this paragraph if ERISA Section 4022(b)(6) did not apply.

        For purposes of this paragraph, ERISA Section 4021 shall be applied without regard to subsection (c) thereof.

(c)     Next, to all nonforfeitable benefits under the Plan.

(d)     Last, to all other benefits under the Plan.

Notwithstanding any other provision of the Plan to the contrary, other than Sections 16.3 through 16.8, the amount allocated to any Participant under this Section 16.2 shall be fully vested and nonforfeitable. The Sponsor shall furnish all information reasonably required for the purposes of making such allocations. The Funding Agent shall implement the allocations determined under this Section among the persons for whose benefit such allocations are made through distribution of the assets of the Pension Fund, through application of the amounts allocated to the purchase from an insurance company of immediate or deferred annuities, or through creation of one or more new funds for the purpose of distributing the assets of the Pension Fund (to the extent so allocated), or by a combination of the foregoing.

16.3 Adjustment of Allocation

The amount allocated under any paragraph of Section 16.2 with respect to any benefit shall be properly adjusted for any allocations of assets with respect to that benefit under a prior paragraph of Section 16.2.

16.4 Assets Insufficient for Allocation

If the assets available for allocation under any paragraph of Section 16.2 (other than paragraphs (c) and (d) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the date of termination of the Plan) of their respective benefits described in that paragraph.

16.5 Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2

This Section applies if the assets available for allocation under paragraph (c) of Section 16.2 are not sufficient to satisfy in full the benefits of individuals described in such paragraph.

(a)

If this Section applies, except as provided in paragraph (b), the assets shall be allocated to the benefits of individuals described in paragraph (c) of Section 16.2 on the basis of the benefits of individuals which would have been described in such paragraph under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan.

(b)

If the assets available for allocation under paragraph (a) of this Section are sufficient to satisfy in full the benefits described in such paragraph (without regard to this paragraph (b)), then for purposes of paragraph (a), benefits of individuals described in such paragraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a), and any assets remaining to be allocated under such paragraph (a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

16.6 Allocations Resulting in Discrimination

If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Code Section 401(a)(4), then the assets allocated under paragraphs (b)(2), (c), and (d) of Section 16.2 shall be reallocated to the extent necessary to prevent the disqualification of the Plan (or any trust or annuity contract under the Plan) under Code Section 401(a).

16.7 Residual Assets

Subject to the provisions of Section 16.10 and of any applicable collective bargaining agreement, any residual assets of the Plan shall be distributable to the Employers if:

(a)     all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and

(b)     the distribution does not contravene any provision of law.

16.8 Meanings of Terms

The terms used in Sections 16.2 through 16.7 shall have, where required, the same meaning as the same terms have as used in ERISA Section 4044; provided, however, that any term specifically defined in the Plan shall retain its meaning as defined thereunder.

16.9 Payments by the Funding Agent

The Funding Agent shall make the payments specified in a written direction of the Sponsor in accordance with the provisions of Section 16.2 until the same shall be superseded by a further written direction. The obligation of the Funding Agent to make any payment hereunder in all events shall be limited to the amount of the Pension Fund at the time any such payment shall become due.

16.10 Residual Assets Distributable to the Employers

Upon written notice from the Sponsor that any residual assets of the Plan are distributable to the Employers in accordance with the provisions of Section 16.7, then the Funding Agent shall pay over such residual assets, or an amount equal to the fair market value of that portion of such residual assets which are not so paid, to the Employers; provided, however, that, under no circumstances or conditions other than as set forth in this Section 16.10 and in Section 13.4, shall any contribution of the Employers, or any portion of the proceeds or avails thereof, ever revert, be paid, or inure to the benefit, directly or indirectly, of the Employers or any Affiliated Company; nor shall any portion of the principal or the income from the Pension Fund ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.

16.11 Withdrawal of an Employer

Each Employer shall have the right to withdraw from the Plan by action in accordance with its organizational authority, and by filing with the Sponsor written notice thereof, in which event the Employer shall cease to be an Employer for purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event it completely discontinues contributions to the Plan or it ceases to be an Affiliated Company.

If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Code, the portion of the assets of the Pension Fund which is applicable to the withdrawing Employer, as determined by the Sponsor upon the advice of the Actuary, on a fair and equitable basis, taking into account the contributions made by the Employer, benefit payments made with respect to its Employees and retired and former Employees, and other relevant factors, shall be transferred to and become a part of the trust fund or other financing medium maintained in connection with the separate plan, subject to the limitations on merger, consolidation, or transfers of Plan assets set forth in Section 17.5.

ARTICLE XVII

MISCELLANEOUS

17.1 No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, or as a commitment on the part of his Employer to continue the employment, compensation, or benefits of any person for any period, and all employees of an Employer shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

17.2 Claims of Other Persons

Nothing in the Plan or Funding Agreement shall be construed as giving any Participant or any other person, firm, or corporation, any legal or equitable right as against the Employers, their officers, employees, or directors, or as against the Funding Agent, except such rights as are specifically provided for in the Plan or Funding Agreement or hereafter created in accordance with the terms and provisions of the Plan.

17.3 Governing Law

Except as provided under Federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State or Commonwealth in which the Sponsor has its principal place of business.

17.4 Nonforfeitability of Benefits Upon Termination or Partial Termination

Notwithstanding any other provision of the Plan, in the event of the termination or a partial termination of the Plan, including the complete discontinuation of contributions to the Plan, the rights of all Employees who are affected by such termination to benefits accrued to the date of such termination, to the extent funded as of such date, shall be nonforfeitable.

17.5 Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

If another qualified plan merges or consolidates with the Plan, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other provisions that were available with respect to benefits accrued immediately prior to the transfer or merger under such other qualified plan and that may not be eliminated under Code Section 411(d)(6) shall continue to be available under the Plan with respect to the benefit that the Participant would have received immediately prior to such merger, consolidation or transfer of assets or liabilities.

17.6 Funding Agreement

The Funding Agreement and the Pension Fund maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Funding Agreement are hereby incorporated by reference into the Plan.

17.7 Benefit Offsets for Overpayments

If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the terms of the Plan as in effect for such period, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the Plan.

17.8 Internal Revenue Requirements

Notwithstanding any other provision of the Plan to the contrary, to conform to the requirements of U.S. Treasury Regulations, the benefit payable under the Plan shall be subject to the following limitations:

(a)	If the Plan is terminated, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)

The annual payments in any one year to any of the 25 Highly Compensated Employees with the greatest compensation (hereinafter referred to as a “restricted employee”) in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the restricted employee under (1) a straight life annuity that is the Actuarial Equivalent of the restricted employee’s Accrued Benefit and other benefits to which the restricted employee is entitled under the Plan (other than a Social Security supplement), and (2) the amount of the payments the restricted employee is entitled to receive under a Social Security supplement. For purposes of this paragraph, “benefit” includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the restricted employee’s life. The foregoing provisions of this paragraph shall not apply, however, if:

(1)

After payment to a restricted employee of all benefits payable to the restricted employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of “current liabilities” as defined in Code Section 412(l)(7), (each value being determined as of the same date in accordance with applicable Treasury regulations);

(2)	The value of the benefits payable under the Plan to or for a restricted employee is less than one percent of the value of current liabilities before distribution; or

(3)	The value of benefits payable under the Plan to or for a restricted employee does not exceed the amount described in Code Section 411(a)(11)(A).

17.9 Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE XVIII
TOP-HEAVY
PROVISIONS

18.1 Top-Heavy Plan Definitions

For purposes of this Article, the following terms have the following meanings.

(a)

The “compensation” of an Employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year.

(b)	The “determination date” with respect to any Plan Year means the last day of the immediately preceding Plan Year.

(c)	A “key employee” means any Participant who is a key employee pursuant to the provisions of Code Section 416(i)(1) or any person claiming under or through such Participant.

(d)	A “non-key employee” means any Employee who is not a key employee.

(e)

A “permissive aggregation group” means those plans included in an Employer’s required aggregation group together with any other plan or plans of the Employer or an Affiliated Company so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(f)

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or an Affiliated Company consisting of each plan in which a key employee participates and each other plan which enables a plan in which a key employee participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)

A “super top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (j) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.

(h)

A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (k) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition. A plan is also a super top-heavy plan if it is part of a super top-heavy group.

(i)

The “testing period” means the period of consecutive years of service, not in excess of five, during which an Employee has the greatest aggregate compensation from his Employer, excluding, however, any year which ends in a Plan Year beginning prior to January 1, 1984, as well as any Plan Year which begins after the close of the last Plan Year in which the Plan was a top-heavy plan.

(j)

A “top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(k)

A “top-heavy plan” with respect to a particular Plan Year means (i) in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) for key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of the cumulative accrued benefits to be determined under the accrual method uniformly used under all plans maintained by his Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(c), (ii), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants covered under the plan, with the accounts valued as of the most recent valuation date coinciding with or preceding the determination date, and (iii) any plan included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or an Affiliated Company during the five-year period ending on the determination date shall be disregarded. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-heavy plan. For purposes of this Article, the present value of the cumulative accrued benefits under the Plan shall be determined as of the date Plan costs for minimum funding purposes are computed, and shall be calculated using the actuarial assumptions otherwise employed under the Plan for actuarial valuations, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group.

18.2 Applicability of Top-Heavy Plan Provisions

Notwithstanding any other provision of the Plan to the contrary, if the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article with respect to vesting and benefit accrual shall be applicable with respect to such Plan Year. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting and benefit accrual provisions specified elsewhere in the Plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting provisions do again become applicable, (i) the nonforfeitable accrued benefit of any Participant or Beneficiary shall not be reduced and (ii) any Participant with three years of service may elect to continue to have his nonforfeitable interest in his Accrued Benefit determined in accordance with the vesting schedule specified in Section 18.3.

18.3 Top-Heavy Vesting

If the Plan is determined to be a top-heavy plan, an Employee’s nonforfeitable right to a percentage of the accrued portion of his monthly normal retirement benefit shall be determined no less rapidly than in accordance with the following vesting schedule.

Years of Service	Vested
less than 3	0%
3 or more	100%

18.4 Minimum Top-Heavy Benefit

If the Plan is determined to be a top-heavy plan, the annual normal retirement benefit of an Employee who is a non-key employee and who is eligible therefore, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Employee’s average compensation for years in the testing period multiplied by the lesser of:

(a)     Two percent multiplied by his years of Service; or

(b)     20 percent.

For purposes of this Article, “years of Service” shall only include years of Service completed after December 31, 1983, but shall not include any such year of Service with an Employer if the Plan was not a top-heavy plan with respect to the Plan Year ending within such year of Service. Any minimum benefit required by this Section 18.4 shall be made without regard to the number of Hours of Service credited to an Employee for a Plan Year and without regard to any Social Security contribution made by his Employer on behalf of the Employee and without regard to whether the non-key employee was employed on a specific date. In the event the Plan is part of a required aggregation group in which another top-heavy plan is included, non-key employees who are also covered under such other top-heavy plan shall not receive minimum top-heavy benefits under both top-heavy plans. Such non-key employees shall receive the minimum top-heavy benefit provided under the Plan in lieu of the minimum top-heavy benefit or allocation provided under such other top-heavy plan.

18.5 Exclusion of Collectively-Bargained Employees

Notwithstanding any other provision of this Article, employees who are included in a unit covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be included in determining whether or not the Plan is a top-heavy plan. In addition, such employees shall not be entitled to a minimum benefit under Section 18.4 or accelerated vesting under Section 18.3, unless otherwise provided in the collective bargaining agreement.

        EXECUTED AT _________________, ____________, this _________

day of ____________________, ________________

                                                     REMINGTON ARMS COMPANY, INC.

                                                     By: __________________________
                                                      Title:

Appendix A

Investment Return Rate

The investment rate of return rate will be 7%. For purposes of determining single sum payments, the investment return rates under the Prior Plan were established quarterly, rounded to the nearest whole percentage and based on the average Pension Benefit Guaranty Corporation immediate annuity rates for the preceding quarter. In no event was the rate under the Prior Plan less than 5% or greater than 15%.

Appendix B

Income Leveling Option (7%)

AGE						MONTHS
61	0.9013	0.9095	0.9177	0.926	0.9342	0.9424	0.9506	0.9589	0.9671	0.9753	0.9835	0.9918
60	0.814	0.8213	0.8286	0.8359	0.8431	0.8504	0.8577	0.8649	0.8722	0.8795	0.8868	0.894
59	0.7367	0.7431	0.7496	0.756	0.7625	0.7689	0.7754	0.7818	0.7883	0.7947	0.8012	0.8076
58	0.6679	0.6736	0.6794	0.6851	0.6908	0.6966	0.7023	0.708	0.7138	0.7195	0.7252	0.731
57	0.6066	0.6177	0.6168	0.622	0.6271	0.6322	0.6373	0.6424	0.6475	0.6526	0.6577	0.6628
56	0.5519	0.5564	0.561	0.5656	0.5701	0.5747	0.5793	0.5838	0.5884	0.5929	0.5975	0.6021
55	0.5029	0.507	0.511	0.5151	0.5192	0.5233	0.5274	0.5315	0.5355	0.5396	0.5437	0.5478
54	0.4589	0.4625	0.4662	0.4699	0.4735	0.4772	0.4809	0.4845	0.4882	0.4919	0.4955	0.4992
53	0.4193	0.4226	0.4259	0.4292	0.4325	0.4358	0.4391	0.4424	0.4457	0.449	0.4523	0.4556
52	0.3837	0.3867	0.3897	0.3926	0.3956	0.3986	0.4015	0.4045	0.4075	0.4104	0.4134	0.4164
51	0.3516	0.3542	0.3569	0.3596	0.3623	0.365	0.3676	0.3703	0.373	0.3757	0.3784	0.381
50	0.3225	0.3249	0.3274	0.3298	0.3322	0.3346	0.337	0.3394	0.3419	0.3443	0.3467	0.3491

Appendix C
Pension Earnings Codes

Pension Base
Cod	e	Stub Description	Earnings
027		Sunday OT	Y
03		Regular	Y
031		Sunday Call In	Y
03V		Fractd Vaca	Y
07		Other Lump Sum	N
09		Overtime	Y
09M		Mandatory OT	Y
18		Call In	Y
1LS		Reg Lump Sum	Y
23		Birthday	Y
32		Holiday Worked	Y
35		Hol Wkd GT 8	Y
39		Fire Brig OT	Y
40		Part Disa 50%	Y
42		Bereavement	Y
43		Jury Duty	Y
44		Part Disa 75%	Y
46		Holiday Not Wkd	Y
48		Fire Brig Reg	Y
49		Holiday Worked	Y
55		Doctor Appt.	Y
60		Full Disa Pay	Y
61		NY Disability	N
68		Dis as Wkr Comp	Y
71		No Pay Disa	N
80		Severance	N
81		Spec Cash Award	N
82		VACA Term Pay	N
84		Safety Award	N
86		Suggest Award	N
87		Military Pay	Y
91		Advance Vaca	Y
92		Retro Regular	Y
93		Retro OT	Y
94		Retro Sun OT	Y
SKP	Y3	Sic Py 3rd Pty	N
WKC	MP	Wkrs Comp Disab	Y

1		Regular	Y
1LS		Reg Lump Sum	Y
2		Holiday	Y
21		Holiday Allow	Y
22		Bereavement	Y
24		Float Holiday	Y
25		Holiday Worked	Y
27		Jury Duty	Y
3		Fractd Vaca	Y
31		Advanced Vaca	Y
33		Vac in Lieu Dis	Y
4		Full Disab Pay	Y
41		Part Disab Pay	Y
5		Overtime	Y
51		Sunday Overtime	Y
511		Sun OT No SIP	Y
52		Call In	Y
54		Holiday Wkd OT	Y
6		Doubletime	Y
62		Call In Dbltime	Y
64		Holiday GT 8	Y
7		Other	Y
73		Military Pay	Y
74		Military Allow	N
75		Severance Pay	N
81		Spec Cash Award	N
82		Vaca Term Pay	N
83		Suggest Award	N
84		Safety Award	N
9		Vaca OT Allow	Y
92		Retro Regular	Y
93		Retro OT	Y
94		Retro Sun OT	Y
97		Holiday No SIP	Y
98		Disa Pay No SIP	Y
99		Vaca No SIP	Y
SKP	Y3	Sick Py 3rd Pty	N
WKC	MP	Wkrs Comp Disab	Y
1		Regular	Y
1LS		Reg Lump Sum	Y
2ND	SP	2nd Shift Pay	Y
3RD	SP	3rd Shift Pay	Y
CAW	RD	Spec Cash Award	N
DBL	TI	Doubletime	Y

DIS	A	Disability	Y
DIS	CR	Discretion Awrd	N
EXS	P	Exmpt Shift Pay	Y
FDI	SA	Full Disa Pay	Y
ICN	PN	IC Pymt Nonpen	N
ICP	EN	Incen Comp Pymt	Y
ILN	CA	Call In Sunday	Y
ILN	CI	Call In	Y
INS	PY	Ins Policy Pymt	N
JUR	Y	Jury Duty Pay	Y
LON	CI	Call In	Y
LTD	PY	Long Term Disab	N
MIL	PY	Military Pay	Y
MME	A	MiscMvgExpAllow	N
NTM	VG	Non Tax Mvg Exp	N
OT		Overtime	Y
OTH	ER	Other	Y
OTS	TR	OT Strait Time	Y
PAR	DI	Part Disa Pay	Y
PSN	PN	ProShPymtNonpen	N
PSP	EN	Pro Sh Pymt Pen	Y
RET	RO	Retroactive Pay	Y
SAL	CN	Sal Continuance	Y
SER	PI	SERP CY Int	N
SER	PM	SERP Co. Match	N
SER	PP	SERP Mtch Pr Yr	N
SEV	ER	Severance	N
SEV	RN	Severance	N
SFA	WD	Safety Award	N
SGA	WD	Suggest Award	N
SKP	Y3	Sick Py 3rd Pty	N
SOB	V	Stk Opt Bon Val	N
SOD	SV	StkOptDefShrVal	N
SOG	V	Stk Opt Grt Val	N
SPB	ON	Special Bonus	N
SPC	PA	Special Pay	N
SRP	YD	SERP Def Svg	N
SRP	YI	SERP Svg Int PY	N
SRP	YM	SERP Co Mtch PY	N
SRP	YS	SERP Mth&Int CY	N
TXM	VG	Txbl Moving Exp	N
VAC	A	Vacation	Y
VAC	TP	Vaca Term Pay	N

WCI	CP	Wrkg Cap IC Pay	N
WKC	MP	Wkrs Comp Disab	Y
SRP	YR	SERP Pen Reg Py	N
SRP	YT	SERP Pay FICA	N

Appendix D
Participating Locations/Divisions

Location/Division	Date of Entry	Date of Closure
Ada, Oklahoma	12/1/93
Findlay, Ohio	12/1/93
Madison, North Carolina	04/1/96
Ilion, New York	12/1/93
Lonoke, Arkansas	12/1/93
Lexington, Missouri	12/1/93
Wilmington, Delaware	12/1/93
Elizabethtown, Kentucky	11/1/94
Bentonville, Arkansas	12/1/93
Mayfield, Kentucky	12/1/96